BONUS AGREEMENT

THIS BONUS AGREEMENT (the "Agreement") dated as of January 27, 1998 (the "Date of Grant") by and between BECKER GMBH (the "Company"), and Dr. ERICH A. GEIGER (the "Grantee"), a managing director of the Company:

WITNESSETH:

WHEREAS, the Company is willing to grant to the Grantee a gross bonus (the "Bonus") in the form of rights (the "Rights") to the appreciation on 20,000 shares of the Common Stock of Harman International Industries, Incorporated, par value $0.01 per share (the "Common Stock"), on the terms and conditions set forth in this Agreement;

WHEREAS, the Grantee is willing to accept the grant of the Bonus, on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements set forth in this Agreement, the Company and Grantee agree as follows:

1.            Grant of Rights: Bonus Payment.  The Company hereby grants to Grantee the Rights in accordance with Section 2.  Following the exercise of any of the Rights pursuant to Section 2 and 4, the Grantee shall be entitled to Bonus payments from the Company in accordance with Section 5.

2.            Exercise of Rights. (a) The Rights shall be exercisable by the Grantee only during the term hereof and only during the time periods and to the extent as follows:

(i) neither the Rights, nor any part thereof, may be exercised prior to January 1, 2001;

(ii) the first tranch of the Rights with respect to 6,666 of the shares of Common Stock covered by the Rights may only be exercised on or after January 1, 2001;

(iii) the second tranch of the Rights with respect to 6,667 of the shares of Common Stock covered by the Rights, plus any Rights which could have been exercised but have not yet been exercised, may only be exercised on or after January 1, 2002;

(iv) the third tranch of the Rights with respect to 6,667 of the shares of Common Stock covered by the Rights, plus any Rights which could have been exercised but have not yet been exercised, may only be exercised during the period from January 1, 2003 until the tenth anniversary of the Date of Grant;

(b) Subject to the restrictions set forth in Subsection 2(a) above and Section 7 below, the Rights may be exercised by Grantee at any time, or from time to time, in whole or in part, during the term hereof, but only in multiples of Rights with respect to 50 shares of Common Stock.

3.            No Future Obligations/Entitlements. It is understood and agreed by the parties that the grant of the Rights shall be a voluntary one-time remuneration, and that this Agreement will not result in any future obligations by the Company or any of its affiliates or future entitlements of the Grantee except as otherwise expressly provided herein.

4.            Manner of Exercise: Exercise Date. (a) The Grantee shall exercise the Rights by delivering a signed written notice to the Company.

(b)            For purposes of this Agreement, the "Exercise Date" shall be the date of  receipt of such written notice by the Company.

5.            Bonus Amount: Payment. (a) The amount of the Bonus for each exercise of Rights shall correspond to (i) the positive difference, if any, between $35 and the stock  market price of one share of Common Stock, par value $0.01 per share, on the Exercise Date as published in the Wall Street Journal times (ii) the number of shares of Common Stock covered by the Rights being exercised.

(b)            The Bonus foreach exercised Right shall be payable by the Company within 10 days after the Exercise Date, and, at the Company's discretion, in cash (U.S. Dollars or, at the exchange rate listed in the Financial Times on the day prior to payment, Deutsche Marks, or Euro, if the Deutsche Mark no longer exists and has been replaced by the Euro), or by check or other cash equivalent.

(c)            The Company shall be entitled to withhold from and before payment of the Bonus any taxes and social security charges in connection with this Agreement and the payment of the Bonus.

6.             Term.  The term ofthis Agreement shall commence on the Date ofGrant and shall continue until the tenth anniversary of the Date of Grant, unless sooner terminated in accordance with Section 7.

7.             Termination. This Agreement and all Rights shall automatically terminate as follows:

(a)            This Agreement and all Rights shall automatically terminate on the effective date of termination or expiration of Grantee's managing director employment agreement with the Company dated December 29,1995 (the "MD-Agreement").

(b)            This Agreement and all Rights shall automatically terminate upon the death of the Grantee; provided, however, that if the Grantee dies while serving as managing director of the Company, the personal representative of Grantee's estate or the person or persons who shall have acquired the right to exercise the Rights by bequest or inheritance shall have the right to exercise the Rights, to the extent exercisable on the date of Grantee's death, during the six (6) month period following Grantee's death, and, if the Rights are not then immediately exercisable in full, the Company's shareholders may, in their sole discretion, accelerate the time at which the Rights or any part thereof may be exercised.

(c)            If the MD-Agreement terminates by reason of Grantee's disability, the Company's shareholders may, in their sole discretion, accelerate the time at which the Rights or any part thereof may be exercised.

(d)            Notwithstanding the foregoing provisions regarding post-termination or post-death exercise, in no event may any Rights be exercised by Grantee or the personal representative of Grantee's estate or the person or persons who shall have acquired the right to exercise the Rights by bequest or inheritance, after the tenth anniversary of the Date of Grant.

8.            Transfer. This Agreement and the Rights shall not be transferable by Grantee other than by will or the laws of descent and distribution.  The Rights shall be exercisable during the Grantee's lifetime only by him (or by his guardian or legal representative). Any other attempted transfer of this Agreement or the Rights by Grantee (voluntarily or by operation of law) shall be null and void.

9.            Communications. All notices, demands and other communications required or permitted hereunder or designated to be given with respect to the rights or interests covered by the Agreement shall be deemed to have been properly given or delivered when delivered personally or sent by certified or registered mail, return receipt requested, with full postage prepaid and addressed to the parties as follows:

If to the Company, at:            8500 Balboa Boulevard
Northridge, California 91329
USA

Attention: Frank Meredith

and

33 Golden Square
London W1R 3PA
United Kingdom

Attention: William S. Palin

If to the Grantee:            Grantee's address provided by
Grantee on the last page of this Agreement

Either the Company or Grantee may change the above designated address by written notice to the other specifying such new address.

10.            Amendment in Writing. This Agreement may be amended, but only in writing which specifically references this Section and is signed by each of the parties. This written form requirement may not -even orally -be waived.

11.            Integration. This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter, hereof, and supersedes any prior understandings and agreements with respect to the subject matter hereof.

12.            Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of Germany without giving effect to the conflict of law provisions thereof.

13.            Disputes. All disputes arising from this Agreement, including its validity, shall be finally settled by an arbitral tribunal without recourse to the ordinary courts of law, as set out in the separate arbitration agreement which is attached to this Agreement as Attachment 1.

14.            Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

15.            Severability.  Should one or more of the provisions contained in this Agreement be or become invalid or unenforceable, the validity of the remaining provisions is not affected. The parties are obligated to replace the invalid or unenforceable provision by a permissible provision that best reflects the economic or legal purpose aimed at by the parties. The same applies in case of an omission.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.

On behalf of BECKER GMBH

/s/ Dr. Erich A. Geiger                          /s/

Dr. Erich A. Geiger                                      Harman International

Industries,Incorporated

/s/

Becker Holding GmbH

Grantee: Please complete the following information:

Name: /s/ Erich A. Geiger

            Erich A. Geiger

Home Address: Attenbergweg 11
                           D-75236 Kampfelbach

ATTACHMENT 1

  to the

  BONUS AGREEMENT

ARBITRATION AGREEMENT

dated January 27, 1998

between

BECKER GMBH

  and

DR. ERICH A. GEIGER

The parties agree hereby as follows: All disputes arising from the bonus agreement dated January 27, 1998 (between Dr. Erich A. Geiger and Becker GmbH) including its validity shall be finally settled by three arbitrators according to the Arbitration Rules of the German
Institution of Arbitration e.V. (DIS) without recourse to the ordinary courts of law. The arbitration tribunal may also decide on the validity of this arbitration agreement. The arbitral tribunal shall apply German substantive law. The language of the arbitration proceedings shall be English. If one party desires consideration of a document or of witness testimony in another language, that party must undertake the prior translation or simultaneous translation, respectively, of the same and alone carry such as an separate, non-refundable expense. The place of arbitration shall be Frankfurt am Main, Federal Republic of Germany. With exception of possible translation expenses as described above, the winning party is entitled to the award of all costs and expenses in connection with the proceedings (including attorneys'
fees).

On behalf of BECKER GMBH

/s/ Dr. Erich A. Geiger                         /s/ Harman International

Dr. Erich A. Geiger                                      Harman International

                                                                        Industries, Incorporated

/s/ Becker Holding GmbH
Becker Holding GmbH

ATTACHMENT 1

  to the

  BONUS AGREEMENT

ARBITRATION AGREEMENT

dated January 27,1998

between

BECKER GMBH

and

DR. ERICH A. GEIGER

The parties agree hereby as follows: All disputes arising from the bonus agreement dated January 27, 1998 (between Dr. Erich A. Geiger and Becker GmbH) including its validity shall be finally settled by three arbitrators according to the Arbitration Rules of the German Institution of Arbitration e.V. (DIS) without recourse to the ordinary courts of law.  The arbitration tribunal may also decide on the validity of this arbitration agreement. The arbitral tribunal shall apply German substantive law. The language of the arbitration proceedings shall be English. If one party desires consideration of a document or of witness testimony in another language, that party must undertake the prior translation or simultaneous translation, respectively, of the same and alone carry such as an separate, non-refundable expense. The place of arbitration shall be Frankfurt am Main, Federal Republic of Germany. With exception of possible translation expenses as described above, the winning party is entitled to the award of all costs and expenses in connection with the proceedings (including attorneys' fees).

On behalf of BECKER GMBH

/s/ Dr. Erich A. Geiger                                      /s/ Harman International Industries, Inc.
Dr. Erich A. Geiger                                                  Harman International
                                                                                    Industries, Inc.

/s/ Becker Holding GmbH
Becker Holding GmbH